P R E S S   R E L E A S E
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                                                 For more information, contact:
                                                           William M. Lowe, Jr.
                                                                 Vice President
                                                        Chief Operating Officer
                                                        Chief Financial Officer
                                                                 (336) 316-5664

                     UNIFI ANNOUNCES FIRST QUARTER RESULTS

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GREENSBORO,  N.C. - OCTOBER 26, 2006 - Unifi,  Inc.  (NYSE:UFI)  today released operating results for its first quarter ended September 24, 2006.

        Net income for the current quarter, including discontinued operations, was a net loss of $11.1 million or $0.21 per share compared a net loss of $3.1 million or $0.06 per share for the prior September quarter, which included $1.9 million of income from discontinued operations due to a gain on the sale of the Company's property located in Ireland. Net income from continuing operations for the current quarter was a net loss of $11.0 million or $0.21 per share compared to a net loss of $4.8 million or $0.09 per share for the prior September quarter.

        Net sales from continuing operations for the current September quarter of $169.9 million were down $13.2 million or 7.2% compared to net sales of $183.1 million for the prior year September quarter.

        "We were near the low-end of our forecast for the quarter, as our results were impacted by several unexpected items. First, rising raw material prices above our expectations resulted in a $1.5 million LIFO charge to earnings. Second, we increased our bad debt reserve $1.0 million more than usual as we reviewed our risks in certain customers, and the unexpected continued increase in raw material in September slowed volumes rather dramatically in the month of September in both the U.S. and China as fabric mills worked through existing inventories rather than pay the higher prices for polyester," said Bill Lowe, Chief Operating Officer and Chief Financial Officer for Unifi. "While gasoline prices fell in September, our prices continued to increase. Raw material prices are expected to ease during the December quarter, and we've already seen a decline in October. Soft retail sales, especially in home upholstery, continued to have an effect on our volumes as well. Even with these challenges, Unifi posted an improvement in gross margin for the current quarter as compared to the prior year September quarter."

                                  -continued-

UNIFI ANNOUNCES FIRST QUARTER RESULTS - PAGE 2


        Total debt at the end of the current quarter was $204.0 million, which is a reduction of $60.6 million over the $264.6 million in debt at the end of the prior year September quarter. Cash-on-hand at the end of the current September quarter was $29.5 million, down from the $90.7 million cash-on-hand at the end of the prior year September quarter but essentially unchanged since June 2006.

        Brian Parke, Chairman and CEO of Unifi said, "While our polyester segment was negatively affected this quarter by several factors, our nylon segment continues to benefit from our previous consolidation efforts. Nylon volumes were slightly up from the June 2006 quarter and coupled with consolidation savings resulted in an improvement over last year September of $0.8 million in operating profit. While we expect polyester volumes to return slowly during the current quarter and raw material prices to decline, we expect this next quarter to look very similar to our quarter ended this September from a volume perspective."

        Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio(R) - all-in-one performance yarns, Sorbtek(R), A.M.Y.(R), Mynx(R) UV, Repreve(R), Reflexx(R), MicroVista(R) and Satura(R). Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.

                                      ###

                         Financial Statements to Follow

UNIFI ANNOUNCES FIRST QUARTER RESULTS - PAGE 3

UNIFI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)

                                                                    -------------------------------------------
                                                                              FOR THE QUARTERS ENDED
                                                                    -------------------------------------------
                                                                    SEPTEMBER 24, 2006       SEPTEMBER 25, 2005
                                                                    ------------------       ------------------
Net sales                                                               $ 169,944                  $ 183,102
Cost of sales                                                             160,904                    174,699
Selling, general & administrative expenses                                 11,289                     10,487
Provision for bad debts                                                     1,610                        527
Interest expense                                                            6,065                      4,777
Interest income                                                              (444)                    (1,281)
Other (income) expense, net                                                  (479)                      (853)
Equity in (earnings) losses of unconsolidated affiliates                    1,949                     (1,824)
Write down of long-lived assets                                             1,200                      1,500
Restructuring charges                                                          --                         29
                                                                        ---------                  ---------

Loss from continuing operations before
   income taxes and extraordinary item                                    (12,150)                    (4,959)
Benefit from income taxes                                                  (1,133)                      (152)
                                                                        ---------                  ---------
Loss from continuing operations before
   extraordinary item                                                     (11,017)                    (4,807)
Income (loss) from discontinued operations, net of tax                        (36)                     1,929
Extraordinary loss - net of taxes of $0                                        --                       (208)
                                                                        ---------                  ---------
Net loss                                                                $ (11,053)                 $  (3,086)
                                                                        =========                  =========

Earnings (losses) per common share (basic and diluted):
                Net loss - continuing operations                        $   (0.21)                 $   (0.09)
                Net income (loss) - discontinued operations                    --                       0.03
                Extraordinary loss                                             --                         --
                                                                        ---------                  ---------
                Net loss                                                $   (0.21)                 $   (0.06)
                                                                        =========                  =========

Average basic and diluted shares outstanding                               52,198                     52,127

                                  -continued-

UNIFI ANNOUNCES FIRST QUARTER RESULTS - PAGE 4

UNIFI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

                                                 SEPTEMBER 24, 2006      JUNE 25, 2006
                                                 ------------------      -------------
                                                    (Unaudited)
ASSETS
Cash and cash equivalents                            $ 29,516               $ 35,317
Receivables, net                                       90,958                 93,236
Inventories                                           115,513                116,018
Deferred income taxes                                  12,774                 11,739
Assets held for sale                                   15,419                 15,419
Other current assets                                    7,319                  9,229
                                                     --------               --------
    Total current assets                              271,499                280,958

Property, plant and equipment                         229,709                239,696
Investments in unconsolidated affiliates              187,444                190,217
Other noncurrent assets                                22,805                 21,766
                                                     --------               --------
                                                     $711,457               $732,637
                                                     ========               ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                     $ 55,788               $ 68,916
Accrued expenses                                       25,525                 23,869
Income taxes payable                                    2,619                  2,303
Current maturities of long-term debt
   and other current liabilities                        5,563                  6,330
                                                     --------               --------
     Total current liabilities                         89,495                101,418

Long-term debt and other liabilities                  203,980                202,405
Deferred income taxes                                  44,710                 45,861
Shareholders' equity                                  373,272                382,953
                                                     --------               --------
                                                     $711,457               $732,637
                                                     ========               ========

                                  -continued-

UNIFI ANNOUNCES FIRST QUARTER RESULTS - PAGE 5

UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Thousands)

                                                                       ----------------------------------------------
                                                                                   FOR THE QUARTERS ENDED
                                                                       ----------------------------------------------
                                                                       SEPTEMBER 24, 2006          SEPTEMBER 25, 2005
                                                                       ------------------          ------------------
Cash and cash equivalents at beginning of period                           $  35,317                  $ 105,621
Operating activities:
  Net loss                                                                   (11,053)                    (3,086)
  Adjustments to reconcile net loss to net cash used in
       continuing operating activities:
       (Income) loss from discontinued operations                                 36                     (1,929)
       Net (income) loss of unconsolidated equity affiliates, net of
         distributions                                                         1,949                       (694)
       Depreciation                                                           11,124                     12,357
       Amortization                                                              276                        321
       Net (gain) loss on asset sales                                            240                       (319)
       Non-cash write down of long-lived assets                                1,200                      1,500
       Non-cash portion of restructuring charges                                  --                         29
       Deferred income tax                                                    (2,597)                    (1,200)
       Provision for bad debts                                                 1,610                        527
       Other                                                                     807                      1,647
       Change in assets and liabilities, excluding
          effects of acquisitions and foreign currency
             adjustments                                                      (7,944)                   (10,146)
                                                                           ---------                  ---------
               Net cash used in continuing operating activities               (4,352)                      (993)
                                                                           ---------                  ---------

Investing activities:
  Capital expenditures                                                        (1,480)                    (3,903)
  Acquisition                                                                     --                    (15,331)
  Investment in foreign restricted assets                                         --                        167
  Collection of notes receivable                                                 116                        110
  Change in restricted cash                                                       --                      2,766
  Proceeds from sale of capital assets                                             3                      2,239
  Return of capital from equity affiliates                                       229                         --
  Other                                                                           --                       (197)
                                                                           ---------                  ---------
               Net cash used in investing activities                          (1,132)                   (14,149)
                                                                           ---------                  ---------

Financing activities:
  Payment of long-term debt                                                       --                    (24,407)
  Other                                                                         (417)                       461
                                                                           ---------                  ---------
               Net cash used in financing activities                            (417)                   (23,946)
                                                                           ---------                  ---------

  Cash flows of discontinued operations:
   Operating cash flow                                                            63                        574
   Investing cash flow                                                            --                     22,937

                                                                           ---------                  ---------
Net cash provided by discontinued operations                                      63                     23,511
                                                                           ---------                  ---------

Effect of exchange rate changes on cash and cash
   equivalents                                                                    37                        700
                                                                           ---------                  ---------

Net decrease in cash and cash equivalents                                     (5,801)                   (14,877)
                                                                           ---------                  ---------

Cash and cash equivalents at end of period                                 $  29,516                  $  90,744
                                                                           =========                  =========

                                  -continued-

UNIFI ANNOUNCES FIRST QUARTER RESULTS - PAGE 6


               CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.


                                     -end-